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                               MAGNA GROUP, INC.
                        1992 LONG TERM PERFORMANCE PLAN

                          RESTRICTED STOCK AGREEMENT

        This Restricted Stock Agreement (hereinafter "Agreement"), is entered into this 31st day of December, 1995, in the County of St. Louis, Missouri, by and between Magna Group, Inc., a Delaware corporation (hereinafter "Company") and --------------, (hereinafter "Executive") pursuant to the Magna Group, Inc. 1992 Long Term Performance Plan (the "Plan").

        1. DEFINITIONS. Terms used in this agreement have the meanings prescribed in the Plan, except that the following terms shall have the following meanings:

              (a) AWARD DATE means the earlier of (i) the first business day following a Valuation Period and (ii) the day preceding the day on which there occurs a Change of Control. If an award date follows a Valuation Period, there may be as many as three Award Dates as designated below, if the closing price of Stock equals or exceeds the specified price during a Valuation Period:

                         20% Award Date - $28.00

                         30% Award Date - $31.50

                         50% Award Date - $35.50

              (b) RESTRICTION PERIOD means, with respect to a share of Stock granted on an Award Date, the period from such Award Date through and including the day before the earliest of (i) the date on which Executive's employment with the Company ends by reason of Retirement, Disability or Death, (ii) the date on which occurs a Change of Control, or (iii) the eighth anniversary of such Award Date.

              (c)  TERMINATION DATE means December 31, 1999.

              (d) VALUATION PERIOD means a period of twenty (20) consecutive trading days ending on or before the Termination Date during which the closing price of Stock on each day is equal to or greater than a specified price.

        2. CONDITIONAL AWARD OF STOCK. The Company will grant to Executive up to an aggregate of 10,000 shares of Stock as of the specified Award Dates if such dates occur before the Termination Date:


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                         On the 20% Award Date - 2,000 Shares

                         On the 30% Award Date - 3,000 Shares

                         On the 50% Award Date - 5,000 Shares

              Any shares of Stock which have not been granted on or before the earliest of (i) the date Executive's employment with the Company ends, (ii) the date on which occurs a Change of Control, or (iii) the first business day after the Termination Date, shall not be granted under this Agreement and may be used for other purposes as allowed by the Plan.

        3. ISSUANCE OF STOCK. Certificates for shares of Stock will be issued to Executive as soon as practicable following an Award Date. Such certificates will contain a legend reflecting or incorporating the restrictions on transferability described in this Agreement. Executive shall have no rights as a Stockholder with respect to a share of Stock granted pursuant to this Agreement prior to the issuance of a certificate therefore.

        4. INCORPORATION OF LONG TERM PERFORMANCE PLAN. This Agreement is entered into pursuant to the plan, which Plan is by this reference incorporated herein and made a part hereof.

        5. NON-TRANSFERABILITY OF STOCK. Shares of Stock issued to Executive pursuant to this Agreement may not be transferred by Executive during the Restriction Period. This limitation shall not preclude a transfer by Executive during the Restriction Period to a trust of which Executive is the grantor, initial trustee and primary income beneficiary. All restrictions shall terminate as of the end of the Restriction Period, and upon the surrender of certificates for shares issued pursuant to this Agreement the Company shall issue certificates, without any legend or other indication of restrictions imposed hereunder, for a corresponding number of shares.

        6. FORFEITURE OF STOCK. If Executive's employment with the Company ends for any reason before the end of the Restriction Period with respect to a share of Stock, such share shall be forfeited, and the certificate representing such share shall be returned to the Company as soon as practicable following such forfeiture.

        7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company before the Termination Date, then to the extent the shares of Stock which may be awarded hereunder have not yet been awarded, there shall be a corresponding adjustment as to the

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              number of shares covered under this Agreement, to the end that
              Executive shall retain the Executive's proportionate interest in the Company with respect to shares issued as of a date following such capital change as he would have received if such change had not taken place.

        8. AWARD CONDITIONED ON APPROVAL AND ACCEPTANCE. This Agreement shall be void and of no effect unless both (a) the Stockholders of the Company approve the awards made hereunder at the 1992 Annual Meeting of Stockholders of the Company, and (b) a copy of this Agreement is executed by Executive and returned to the Human Resources Department of the Company not later than 30 days after the day this Agreement is mailed or delivered to Executive.

        IN WITNESS WHEREOF, MAGNA GROUP, INC. has caused this Agreement to be executed and Executive has signed the same, in duplicate originals as of the day and year first above written.



EXECUTIVE                                    MAGNA GROUP, INC.




By:----------------------------------        By: -------------------------------

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